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                                                                     EXHIBIT (j)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated February 5, 2004, relating to the financial statements and financial highlights which appear in the December 31,2003 Annual Report to Shareholders of Russell Investment Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Seattle, Washington
April 26, 2004